As filed with the Securities and Exchange Commission on July 10, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SEZZLE INC.

(Exact name of registrant as specified in its charter)

Delaware	7389	81-0971660
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

700 Nicollet Mall, Suite 640

Minneapolis, MN 55402

Telephone: (651) 504 5294

(Address, including Zip Code, and Telephone Number,

including Area Code, of Registrant’s Principal Executive Offices)

Copy to:

Karen Hartje

Chief Financial Officer

Sezzle Inc.

700 Nicollet Mall, Suite 640

Minneapolis, MN 55402

Telephone: (651) 504 5294

(Name, Address, Including Zip Code, and
Telephone Number, Including Area Code, of Agent for Service)

Bradley Pederson, Esq. Taft Stettinius & Hollister LLP 2200 IDS Center 80 South 8th Street Minneapolis, MN 55402-2157 Telephone: (612) 977-8538

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

Explanatory Note

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this registration statement on Form S-3 (the “Registration Statement”) is a combined prospectus relating to the 244,087 shares of common stock which are registered hereby and the 3,241,221 shares of common stock which were previously registered on a registration statement on Form S-1 (Registration No. 333-270755), originally filed with the Securities and Exchange Commission on March 22, 2023 and declared effective on August 11, 2023 (the “Initial Registration Statement”).

Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement also constitutes a post-effective amendment to the Initial Registration Statement (the “Post-Effective Amendment”), and such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act. In addition to combining the prospectuses included in the Initial Registration Statement and this Registration Statement, the Post-Effective Amendment is being filed on Form S-3 for the purpose of converting the Initial Registration Statement into a registration statement on Form S-3 because we are eligible to use Form S-3.

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.

SUBJECT TO COMPLETION DATED JULY 10, 2024

PROSPECTUS

SEZZLE INC.

Common Stock

3,414,736 Shares

This prospectus relates to the proposed resale or other disposition from time to time of up to 3,414,736 shares of common stock, $0.00001 par value per share, of Sezzle Inc. (the “Company”), by the Selling Stockholders identified in this prospectus. We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale or other disposition by the Selling Stockholders of common stock identified in this prospectus.

Unlike an initial public offering, the resale by the Selling Stockholders is not being underwritten by any investment bank. The Selling Stockholders may or may not elect to sell all or any portion their shares of common stock covered by this prospectus. The Selling Stockholders or their pledgees, assignees or successors-in-interest may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sales of such shares. We will bear all other costs, expenses and fees in connection with the registration of the such shares. See “Plan of Distribution” beginning on page 8 for more information about how the Selling Stockholders may sell or dispose of their shares of common stock.

Our common stock is publicly traded on the Nasdaq Capital Market under the symbol “SEZL.” On July 8, 2024, the last reported per share price of our common stock on the Nasdaq Capital Market was $89.21 per share.

We are an “emerging growth company” as defined under the federal securities laws and have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary - Implications of Being an Emerging Growth Company.”

Investing in our common stock involves a high degree of risk. Before making any investment in these securities, you should read and carefully consider the risks described in this prospectus under “Risk Factors” beginning on page 3 of this prospectus. We are a “smaller reporting company” under applicable law and are subject to reduced public company reporting requirements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [●], 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”), pursuant to which the Selling Stockholders may, from time to time, offer and sell or otherwise dispose of the securities covered by this prospectus.

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration or continuous offering process. Under this process, the Selling Stockholders may, from time to time, sell the common stock covered by this prospectus in the manner described in the section titled “Plan of Distribution.” Additionally, we may provide a prospectus supplement to add information to, or update or change information contained in, this prospectus, including the section titled “Plan of Distribution.” You may obtain this information without charge by following the instructions under the section titled “Where You Can Find Additional Information” appearing elsewhere in this prospectus. You should read this prospectus and any prospectus supplement before deciding to invest in our common stock.

You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” in this prospectus.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Neither we nor the Selling Stockholders have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or contained in any free writing prospectus. You should not rely upon any information or representation not contained in this prospectus or contained in any free writing prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. For investors outside the United States: Neither we nor any of the Selling Stockholders have done anything that would permit the use or possession or distribution of this prospectus or any related free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock by the Selling Stockholders and the distribution of this prospectus outside the United States.

Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. We further note that the representations, warranties and covenants made in any agreement that is filed as an exhibit to the registration statement that includes this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise stated or the context otherwise requires, the terms “we,” “us,” “our,” and the “Company” refer to Sezzle Inc. and its subsidiaries.

Industry and Market Data

This prospectus includes estimates regarding market and industry data and forecasts, which are based on publicly available information, industry publications and surveys, reports from government agencies and our own estimates based on our management’s knowledge of, and experience in, the industry and markets in which we compete. In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources, and on our knowledge of, and our experience to date in, the markets for our products and services. Market data is subject to change and may be limited by the availability of raw data, the voluntary nature of the data gathering process and other limitations inherent in any statistical survey of market data. This data involves a number of assumptions and limitations which are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. In addition, customer preferences are subject to change. Accordingly, you are cautioned not to place undue reliance on such market data. References herein to our being a leader in a market refer to our belief that we have a leading market share position in such specified market based on sales, unless the context otherwise requires.

Trademarks

This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by any other companies.

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PROSPECTUS SUMMARY

This summary contains basic information about us and the offering contained elsewhere or incorporated in this prospectus. Because it is a summary, it does not contain all the information that you should consider before investing in our common stock. You should read and carefully consider the entire prospectus, including the information incorporated by reference herein, before making an investment decision, especially the information presented under the headings “Risk Factors,” and “Cautionary Note Regarding Forward-Looking Statements.”

Company Overview

Our Company

We are a purpose-driven payments company on a mission to financially empower the next generation. Launched in 2017, we built a digital payments platform that allows merchants to offer their consumers a flexible alternative to traditional credit. As of March 31, 2024, our platform serves approximately 2.6 million Active Consumers. Through our products, we aim to enable consumers to take control over their spending, be more responsible, and gain financial freedom. Our vision is to create a digital ecosystem benefiting all of our stakeholders—including merchants, partners, consumers, employees, communities, and investors—while continuing to drive ethical and sustainable growth.

We launched Sezzle amid a backdrop in which digital shopping began to claim a larger share of the retail sector and younger generations (i.e., Gen Z and Millennials) started to demonstrate a need for credit. Gen Z and Millennial consumers, which we define as individuals currently between ages 18–27 and 28–46, respectively, use credit cards less frequently relative to other generations and, in many cases, lack access to traditional credit. These same consumers are tech-savvy, gravitating towards modern, streamlined commerce solutions whether online or in-person. We believe that our platform addresses the shortcomings in legacy payment offerings consumers face by providing a flexible, secure, omnichannel alternative with the structural benefit of “creditizing” traditional debit products. The technology solutions we have designed specifically align with our mission of financially empowering the next generation.

We believe our stakeholder approach gives us a competitive advantage and positions our company for success. We believe that our stakeholders want to be affiliated with a purpose-driven partner and, to that extent, we elected to become a Delaware public benefit corporation in June 2020. Public benefit corporations are for-profit corporations intended to produce a public benefit and operate in a responsible and sustainable manner. Under Delaware law, public benefit corporations must identify in their certificate of incorporation the public benefit or benefits they will promote, and their directors have a duty to manage the affairs of the corporation in a manner that balances the pecuniary interests of the stockholders, the best interests of those materially affected by the corporation’s conduct, and the specific public benefit or public benefits identified in the public benefit corporation’s certificate of incorporation. Being a public benefit corporation offers advantages, including:

●	public benefit corporation status is a clear differentiator in an increasingly growing, and sometimes crowded, industry;

●	we are more likely to become an employer of choice as the younger workforce increasingly seek employment from companies which align with their ethical values;

●	further opportunities to conduct business with brands that also care about sustainability;

●	the potential to expand our consumer base due to conscious consumers;

●	added credibility to our mission statement and potential to grow capital through impact investing; and

●	further opportunities for positive public relations and marketing.

Additionally, on March 22, 2021, we became a certified B Corporation by B Lab, an independent non-profit organization, joining a movement of innovative, socially-conscious brands. In order to be designated as a Certified B Corporation, we were required to undertake a comprehensive and objective assessment of our environmental, social, and governance standards for transparency, accountability and commitment to improved performance. Our actions are part of a movement of innovative brands around the world intent on advancing environmental, social, and economic causes. To maintain our status as a certified B Corporation, we must satisfy re-certification requirements every three years. Our status as a B Corporation aligns with our mission to achieve growth, profitability, and returns for our investors while continuing to do right by our surrounding communities and our full set of stakeholders.

We primarily operate in the United States and Canada, and are currently winding down and exiting operations in India and certain countries in Europe.

Corporate Information

We were incorporated in the State of Delaware on January 4, 2016. Our principal executive offices are located at 700 Nicollet Mall, Suite 640, Minneapolis MN 55402. Our telephone number is (651) 240 6001 and our website address is www.sezzle.com. The information contained on, or that can be accessed through, our website is deemed not to be incorporated in this prospectus or to be part of this prospectus. You should not consider information contained on, or hyperlinked through, our website to be part of this prospectus in deciding whether to purchase shares of our common stock.

OFFERING SUMMARY

Common stock that may be offered by the Selling Stockholders	3,414,736 shares, which are comprised of (i) 3,279,477 shares outstanding as of June 24, 2024, and (ii) 135,259 shares issuable upon the exercise of options outstanding as of such date.

Use of proceeds	The Selling Stockholders will receive all of the net proceeds from the sale or other disposition of the shares offered pursuant to this prospectus. We will not receive any of the proceeds from such sales or other dispositions.

Plan of Distribution	The Selling Stockholders may sell or otherwise dispose the shares of our common stock covered by this prospectus in a number of different ways and at varying prices. For further information, see “Plan of Distribution” beginning on page 8.

Risk Factors

You should read the “Risk Factors” section of this prospectus and the other information contained or incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

RISK FACTORS

An investment in our securities involves a number of risks. Before deciding to invest in our securities, in addition to the risks and uncertainties discussed below under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks described under the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent quarterly and other reports we file with the SEC. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be materially harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties described in the documents referenced above are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus includes “forward-looking statements.” All statements, other than statements of historical fact, included in this prospectus or incorporated by reference herein regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus or the documents incorporated herein, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project”, “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent quarterly and other reports we file with the SEC. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. There is a risk that such predictions, estimates, projections and other forward-looking statements will not be achieved. Nevertheless, and despite the fact that management’s expectations and estimates are based on assumptions management believes to be reasonable and data management believes to be reliable, our actual results, performance or achievements are subject to future risks and uncertainties, any of which could materially affect our actual performance. Risks and uncertainties that could affect such performance include, but are not limited to:

●	impact of the Buy-Now Pay-Later (“BNPL”) industry becoming subject to increased regulatory scrutiny;

●	impact of operating in a highly competitive industry;

●	impact of macro-economic conditions on consumer spending;

●	our ability to increase our merchant network, our base of consumers and underlying merchant sales (“UMS”);

●	our ability to effectively manage growth, sustain our growth rate and maintain our market share;

●	our ability to maintain adequate access to capital in order to meet the capital requirements of our business;

●	impact of exposure to consumer bad debts and insolvency of merchants;

●	impact of the integration, support and prominent presentation of our platform by our merchants;

●	impact of any data security breaches, cyberattacks, employee or other internal misconduct, malware, phishing or ransomware, physical security breaches, natural disasters, or similar disruptions;

●	impact of key vendors or merchants failing to comply with legal or regulatory requirements or to provide various services that are important to our operations;

●	impact of the loss of key partners and merchant relationships;

●	impact of exchange rate fluctuations in the international markets in which we operate;

●	impact of our delisting from the Australian Securities Exchange and trading on the Nasdaq Capital Market as our sole trading exchange;

●	our ability to protect our intellectual property rights and third party allegations of the misappropriation of intellectual property rights;

●	our ability to retain employees and recruit additional employees;

●	impact of the costs of complying with various laws and regulations applicable to the BNPL industry in the United States and Canada; and

●	our ability to achieve our public benefit purpose and maintain our B Corporation certification.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, the risks described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent quarterly and other reports we file with the SEC. Should one or more of risks or uncertainties occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

The forward-looking statements, expressed or implied, included in this prospectus are made only as of the date hereof or, with respect to statements incorporated by reference to our other SEC filings, as of the date of such filings. Unless required by U.S. federal securities laws, we neither intend to nor assume any obligation to update these forward-looking statements for any reason.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock in this offering.

DIVIDEND POLICY

We have never declared or paid any cash dividends. The payment of dividends on our common stock will be at the discretion of our Board of Directors and will depend on our financial condition, operating results, current and anticipated cash needs, the requirements of our current or then-existing debt instruments and other factors our Board of Directors deems relevant.

SELLING STOCKHOLDERS

The following table sets forth the names of each Selling Stockholder, the number of shares of our common stock beneficially owned by each, the number of shares that may be offered by each pursuant to this prospectus, and the number of shares of common stock and percentage of common stock to be beneficially owned by each if all shares hereunder are sold by the Selling Stockholder. Except where otherwise specifically stated in the footnotes following the table, the amounts and information set forth below are based upon either information provided to us by the Selling Stockholders or on our records as of June 24, 2024. It is possible that the Selling Stockholders may have sold some or all of the shares reflected below, or may have purchased additional shares. As a result, some of the Selling Stockholders listed below may beneficially own fewer or more shares than listed in the table below as of the date of this prospectus.

To our knowledge, none of the selling shareholders has had within the past three years any material relationship with us except as set forth in the footnotes to the following table. The shares offered hereby shall be deemed to include shares offered by any pledgee, donee, transferee or other successor in interest of any of the selling shareholders listed below, provided that this prospectus is amended or supplemented if required by applicable law.

The Selling Stockholders may sell all, some, or none of the shares of our common stock covered by this prospectus. Therefore, we cannot determine the number of such shares of our common stock that will be sold by the Selling Stockholders, or the amount or percentage of shares of our common stock that will be held by the Selling Stockholders upon consummation of any particular sale. In addition, the Selling Stockholders listed in the table below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our shares of common stock in transactions exempt from the registration requirements of the Securities Act, after the date on which they provided the information set forth in the table below.

Beneficial ownership is determined according to the rules of the SEC. Beneficial ownership generally includes voting or investment power of a security and includes shares underlying options that are currently exercisable or exercisable within 60 days.

Percentage of ownership is based on 5,658,590 shares of our common stock outstanding on June 24, 2024. Unless otherwise indicated, we deem shares subject to options that are exercisable by August 23, 2024 (within 60 days of June 24, 2024) to be outstanding and beneficially owned by the person holding the options for the purpose of computing percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the ownership percentage of any other person.

Unless otherwise indicated on the table, the address of each of the individuals named below is: c/o Sezzle Inc., 700 Nicollet Mall, Suite 640, Minneapolis MN 55402, USA.

	Number of Shares of Common Stock Beneficially Owned		Maximum Number of Shares of Common Stock to be Offered Pursuant		Shares Beneficially Owned After Offering
Name of Selling Stockholder	Prior to Offering		to this Prospectus		Number of Shares		Percentage of Class
Cerro Gordo LLC(1)	157,895		157,895		—		*
Charles G. Youakim 2020 Irrevocable GST Trust (2)	251,409		251,409		—		*
Paradis Family LLC (3)	84,211		84,211		—		*
Mike Cutter (4)	9,211	(5)	9,211	(5)	—		*
Karen Hartje (6)	83,285	(7)(8)	81,969	(7)	1,316	(8)	*
Paul Lahiff (9)	9,212	(10)	9,212	(10)	—		*
Paul Paradis (11)	266,024	(12)(13)(14)	179,839	(13)	1,974	(14)	*
Continental Investment Partners, LLC (15)	447,665		447,665		—		*
Charles Youakim (16)	2,451,156	(17)(18)(19)	2,038,562	(18)	3,290	(19)	*
Lee Brading (20)	106,768	(21)(22)	106,137	(21)	631	(22)	*
Amin Sabzivand (23)	28,925	(24)(25)	27,938	(24)	987	(25)	*
Justin Krause (26)	21,099	(27)(28)	20,688	(27)	411	(28)	*
TOTAL			3,414,736		8,609		*

*	Less than 1.0%

(1)	Charles Youakim has sole voting and investment power over shares of common stock held by Cerro Gordo LLC, and may be deemed a beneficial owner of such shares.

(2)	Charles Youakim has sole voting and investment power over shares of common stock held by the Charles G. Youakim 2020 Irrevocable GST Trust, and may be deemed a beneficial owner of such shares.

(3)	Paul Paradis has sole voting and investment power over shares of common stock held by Paradis Family LLC, and may be deemed a beneficial owner of such shares.

(4)	Mr. Cutter serves as a director of the Company.

(5)	Shares include 6,579 shares of common stock that are issuable upon the exercise of options that are currently exercisable or exercisable by August 23, 2024.

(6)	Ms. Hartje serves as the Chief Financial Officer of the Company.

(7)	Shares include shares issuable upon the exercise of options to purchase 69,098 shares of common stock that are currently exercisable or exercisable by August 23, 2024.

(8)	Shares include 1,316 shares issuable upon the vesting of RSUs that vest on or prior to August 23, 2024.

(9)	Mr. Lahiff serves as director of the Company.

(10)	Shares include 5,264 shares of common stock that are issuable upon the exercise of options that are currently exercisable or exercisable by August 23, 2024.

(11)	Mr. Paradis serves as an executive director and President of the Company.

(12)	Shares include 84,211 shares owned of record by Paradis Family LLC, another Selling Stockholder.

(13)	Shares include shares issuable upon the exercise of options to purchase 13,159 shares of common stock that are currently exercisable or exercisable by August 23, 2024.

(14)	Shares include 1,974 shares issuable upon the vesting of RSUs that vest on or prior to August 23, 2024.

(15)	Paul Purcell may be deemed to beneficially own such shares as a manager of Continental Investment Partners, LLC. Mr. Purcell served as director of the Company until his resignation on June 6, 2024.

(16)	Mr. Youakim serves as the Chief Executive Officer and Chairman of the Company.

(17)	Shares include (i) 157,895 shares owned of record by Cerro Gordo LLC, another Selling Stockholder, and (ii) 251,409 owned of record by Charles G. Youakim 2020 Irrevocable GST Trust, another Selling Stockholder.

(18)	Shares include 13,159 shares issuable upon the exercise of options to purchase shares of common stock that are currently exercisable or exercisable by August 23, 2024.

(19)	Shares include 3,290 shares issuable upon the vesting of RSUs that vest on or prior to August 23, 2024.

(20)	Mr. Brading serves as SVP of Corporate Development and Investor Relations of the Company.

(21)	Shares include 4,381 shares issuable upon the exercise of options to purchase shares of common stock that are currently exercisable or exercisable by August 23, 2024.

(22)	Shares include 220 shares issuable upon the exercise of options to purchase shares of common stock that are exercisable by August 23, 2024, as well as 411 shares issuable upon the vesting of RSUs that vest on or prior to August 23, 2024.

(23)	Mr. Sabzivand serves as the Chief Operating Officer of the Company.

(24)	Shares include 10,155 shares issuable upon the exercise of options to purchase shares of common stock that are currently exercisable or exercisable by August 23, 2024.

(25)	Shares include 987 shares issuable upon the vesting of RSUs that vest on or prior to August 23, 2024.

(26)	Mr. Krause serves as the SVP of Finance and Financial Controller and Principal Accounting Officer of the Company.

(27)	Shares include 13,464 shares issuable upon the exercise of options to purchase shares of common stock that are currently exercisable or exercisable by August 23, 2024.

(28)	Shares include 411 shares issuable upon the vesting of RSUs that vest on or prior to August 23, 2024.

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including the Nasdaq Capital Market;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement is declared effective by the SEC;

●	broker-dealers may agree with a Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

We are not a party to any arrangement with any Selling Stockholder or any broker-dealer therewith with respect to sales of shares of common stock by the Selling Stockholders; therefore, we will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders.

The Selling Stockholders may also sell 3,279,477 shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. If the Selling Stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). The Selling Stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440 or the successor to such FINRA rules.

The Selling Stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if the Selling Stockholders default in their performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of common stock in other circumstances in which case the pledgees, assignees or successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Stockholders will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus is being passed upon for the Company by Kerissa Hollis, Esq., Interim General Counsel of the Company. Ms. Hollis is compensated by the Company as an employee and received 1,500 RSUs of the Company.

EXPERTS

The consolidated financial statements of Sezzle, Inc. as of December 31, 2023 and 2022, and for each of the two years in the period ended December, 31, 2023, incorporated by reference in this prospectus have been so incorporated by reference in reliance on the report of Baker Tilly US, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our company and the securities offered by this prospectus, you should refer to the registration statement, including the exhibits and schedules thereto. Our SEC filings, including the registration statement relating to the securities offered hereby, are available on the SEC’s Internet website located at http://www.sec.gov.

We maintain an Internet website at https://sezzle.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 29, 2024, including the information contained in our definitive proxy statement filed with the SEC on April 23, 2024 that is incorporated by reference into such Annual Report on Form 10-K;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, which was filed with the SEC on May 9, 2024;

●	Our Current Reports on Form 8-K (or amendment(s) thereto) filed with the SEC on February 9, 2024, April 22, 2024, June 10, 2024, and June 24, 2024; and

●	The description of our common stock incorporated into the Company’s Registration Statement on Form 8-A filed with the SEC on August 14, 2023 by reference to the description under the heading “Description of Equity Securities – Common Stock” contained in the prospectus which forms a part of our Registration Statement on Form S-1 (Registration No. 333-270755) (the “Registration Statement”), originally filed with the SEC on March 22, 2023 (including any amendments to such description contained in subsequent amendment(s) to the Registration Statement or any prospectus or prospectus supplement filed pursuant to Rule 424(b) under the Securities Act in connection with such Registration Statement).

In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part and prior to the termination of the offering of our securities, including documents filed prior to effectiveness of such registration statement, shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing such documents.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to our various filings made with the SEC.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Sezzle Inc.

Attention: Secretary

700 Nicollet Mall, Suite 640

Minneapolis, MN 55402

Telephone: (651) 240 6001

SEZZLE INC.

Common Stock

PROSPECTUS

The date of this prospectus is [●], 2024.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the fees and expenses payable by the Company in connection with the registration statement and the listing of the Company’s common stock on the Nasdaq Capital Market. All amounts are estimates except for the SEC registration fee and the Nasdaq Capital Market listing fee.

Securities and Exchange Commission registration fee	$3,171.48
Accounting fees and expenses	$20,000
Legal fees and expenses	$15,000
Printing expenses	$10,000
Miscellaneous expenses	$1,828.52
Total	$50,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the DGCL provides as follows:

A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

In addition, Section 102 of the DGCL permits a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit.

Our certificate of incorporation and bylaws provide for the indemnification of its directors, officers, employees, and other agents to the maximum extent permitted by the DGCL. We entered into indemnification agreements with each director. Under these indemnification agreements, we have agreed to indemnify, to the extent permitted by the law, each director in respect of certain liabilities that the director may incur as a result of, or by reason of, being or acting as a director of the Company.

These liabilities included losses or liabilities incurred by the director to any other person as a director of the Company, including legal expenses to the extent such losses or liabilities relate to actions taken in good faith by the director and in a manner the director reasonably believed to be in, or not opposed to, the best interests of the Company and in the case of criminal proceedings where the director has no reasonable cause to believe that his conduct was unlawful. To the extent that we maintain a directors’ and officers’ policy of insurance, it must ensure that the directors are covered for the period that they are directors.

Insofar as the foregoing provisions permit indemnification of directors, executive officers, or persons controlling us for liability arising under the Securities Act of 1933, as amended (the “Securities Act”), we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16. EXHIBITS

(a) Exhibits. The exhibits listed below are filed as a part of this registration statement.

Exhibit		Incorporated by Reference			Filed
Number	Exhibit Description	Form	File Number	File Date	Herewith
4.1	Description of Capital Stock	10-K	001-41781	2/29/2024
5.1	Legal Opinion of Kerissa Hollis, Esq.				X
10.1	Revolving Credit and Security Agreement dated as of April 19, 2024 among Sezzle Funding SPE II, LLC, the lenders from time to time party thereto and Bastion Funding VI LP, as administrative agent.	8-K	001-41781	4/22/2024
10.2	Pledge and Guaranty Agreement dated as of April 19, 2024 by and between Sezzle Funding SPE II Parent, LLC, as pledgor, and Bastion Funding VI LP, in its capacity as administrative agent.	8-K	001-41781	4/22/2024
10.3	Limited Guaranty and Indemnity Agreement dated as of April 19, 2024 by Sezzle Inc. for the benefit of Bastion Funding VI LP, in its capacity as administrative agent.	8-K	001-41781	4/22/2024
10.4	Amendment No. 1 to Limited Guaranty and Indemnity Agreement by and between Bastion Funding VI LP, in its capacity as administrative agent, and Sezzle Inc.	8-K	001-41781	6/24/2024
10.5	Form of Warrant Agreement	8-K	000-56267	10/18/2022
10.6	Office Lease by and between 601 Minnesota MT LLC and Sezzle Inc., dated June 9, 2023.	10-K	001-41781	2/29/2024
10.7	Form of Indemnification Agreement	10-K	001-41781	2/29/2024
10.8	Form of Director Agreement	10-12G/A	000-56267	10/25/2021
10.9	Employment Agreement between Sezzle Inc. and Charles Youakim, dated June 20, 2019 #	10-12G/A	000-56267	10/25/2021
10.10	Employment Agreement between Sezzle Inc. and Paul Paradis, dated June 20, 2019 #	10-12G/A	000-56267	10/25/2021
10.11	Employment Agreement between Sezzle Inc. and Karen Hartje, dated June 20, 2019 #	10-12G/A	000-56267	10/25/2021
10.12	Sezzle 2016 Employee Stock Option Plan #	10-12G/A	000-56267	10/25/2021
10.13	Sezzle 2019 Equity Incentive Plan #	10-12G	000-56267	4/13/2021
10.14	Sezzle 2021 Equity Incentive Plan #	10-12G/A	000-56267	10/25/2021
10.15	Form of Notice of Option Award #	10-12G	000-56267	4/13/2021
10.16	Form of Notice of RSU Award #	10-12G	000-56267	4/13/2021
10.17	Agreement for B Corporation Certification dated as of March 22, 2021 by and between Sezzle Inc. and B Lab Company	10-12G/A	000-56267	10/25/2021
10.18	Form of Proprietary Information, Inventions, Non-Competition and Non-Solicitation Agreement	10-12G/A	000-56267	10/25/2021
10.19	Common Stock Purchase Agreement, dated December 22, 2017, by and between Sezzle, Inc. and Paul Paradis	10-12G/A	000-56267	10/25/2021
10.20	Common Stock Purchase Agreement, dated October 13, 2016, by and between Sezzle, Inc. and Paul Paradis	10-12G/A	000-56267	10/25/2021
10.21	Common Stock Purchase Agreement, dated May 25, 2016, by and between Sezzle, Inc. and Paul Paradis	10-12G/A	000-56267	10/25/2021
23.1	Consent of Baker Tilly US, LLP, independent registered public accountants				X
24.1	Powers of Attorney (see signature page hereto)				X
107	Filing Fee Table				X

#	Indicates a management contract or compensation plan, contract, or arrangement.

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, an increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), 424(b)(5), or 424(b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), 415(a)(1)(vii), or 415(a)(1)(x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minneapolis, state of Minnesota, on July 10, 2024.

Sezzle Inc.

By:	/s/ Charles Youakim
Chief Executive Officer and Chairman

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Charles Youakim and Karen Hartje, and each of them, as his/her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his/her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles Youakim	Chief Executive Officer and Chairman	July 10, 2024
Charles Youakim	(Principal Executive Officer)

/s/ Karen Hartje	Chief Financial Officer	July 10, 2024
Karen Hartje	(Principal Financial Officer)

/s/ Justin Krause	SVP of Finance and Financial Controller	July 10, 2024
Justin Krause	(Principal Accounting Officer)

/s/ Paul Paradis	President and Executive Director	July 10, 2024
Paul Paradis

/s/ Mike Cutter	Non-Executive Director	July 10, 2024
Mike Cutter

/s/ Paul Alan Lahiff	Non-Executive Director	July 10, 2024
Paul Alan Lahiff

/s/ Karen Webster	Non-Executive Director	July 10, 2024
Karen Webster